As filed with the Securities and Exchange Commission on August 31, 2001
                                                  Registration No. 333-
                                                                       =========


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                              COMPUWARE CORPORATION
          -------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                    Michigan                                38-2007430
  -----------------------------------------       ------------------------------
         (State or other jurisdiction of                 (I.R.S. Employer
         incorporation or organization)                 Identification No.)

31440 Northwestern Highway, Farmington Hills, Michigan      48334-2564
------------------------------------------------------   ------------------
       (Address of Principal Executive Offices)             (Zip Code)

             COMPUWARE CORPORATION 2001 EMPLOYEE STOCK PURCHASE PLAN COMPUWARE CORPORATION 2001 INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN
      ---------------------------------------------------------------------
                            (Full title of the plans)

                   Peter Karmanos, Jr., Chairman of the Board
                              Compuware Corporation
                           31440 Northwestern Highway
                      Farmington Hills, Michigan 48334-2564
              -----------------------------------------------------
                     (Name and address of agent for service)

                                 (248) 737-7300
 -------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                                               Proposed
                                                        Proposed                Maximum
    Title of securities         Amount to be        Maximum offering      aggregate offering          Amount of
     to be registered            Registered          price per share             price            registration fee
--------------------------------------------------------------------------------------------------------------------
Common Shares (1)         15,000,000   shares       $12.38 (2)            $185,700,000.00          $46,425.00
====================================================================================================================

(1)      $0.01 par value per share.
(2) Calculated pursuant to Rule 457(h) solely for the purpose of computing the registration fee and based on the average of the high and low sales prices of the Common Shares, as quoted on The Nasdaq National Market, on August 29, 2001.






                               Page 1 of 35 Pages
                           Exhibit Index is on Page 9

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed below are incorporated by reference in this registration statement:


         1. Our Annual Report on Form 10-K for the fiscal year ended March 31, 2001 as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

         2. Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2001, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, and all other reports we filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of our fiscal year ended March 31, 2001.

         3. The description of our common shares included in our Prospectus, dated October 23, 1992, included in our Registration Statement on Form S-1 (file no. 33-53652) effective October 23, 1992, as filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, under the caption "Description of Securities" in the Prospectus, and incorporated by reference into our Registration Statement on Form 8-A effective October 23, 1992 and filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, before the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part of this registration statement from the date of filing of such documents.

ITEM 4.           DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         G. Scott Romney, one of our directors, is a partner in the law firm of Honigman Miller Schwartz and Cohn LLP, which firm is giving an opinion on the validity of the securities being registered.




                               Page 2 of 35 Pages

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Sections 561-571 of the Michigan Business Corporation Act, directors and officers of a Michigan corporation may be entitled to indemnification by the corporation against judgments, expenses, fines and amounts paid by the director or officer in settlement of claims brought against them by third persons or by or in the right of the corporation if those directors and officers acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation or its shareholders.

         We are obligated under our bylaws to indemnify our present or former directors, officers, employees and agents in certain circumstances in connection with any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding arising out of their past or future service to us, or to another organization at our request. In addition, our Articles of Incorporation limit certain personal liabilities of our directors.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.           EXHIBITS.

         4.1 Restated Articles of Incorporation of Compuware Corporation, as amended, incorporated by reference to Exhibit 3.1 to our Registration Statement on Form S-1, as amended (file no. 33-53652).

         4.2 Certificate of Amendment to the Articles of Incorporation, dated April 28, 1994, incorporated by reference to Exhibit 3.2 to our Registration Statement on Form S-4, as amended (file no. 33-78822).

         4.3 Certificate of Correction to the Articles of Incorporation, dated May 9, 1994, incorporated by reference to Exhibit 3.3 to our Registration Statement on Form S-4, as amended (file no. 33-78822).

         4.4 Certificate of Amendment to the Articles of Incorporation, dated April 3, 1997, incorporated by reference to Exhibit 3.5 to our Annual Report on Form 10-K for the fiscal year ended March 31, 1997.

         4.5 Certificate of Amendment to the Articles of Incorporation, dated September 2, 1997, incorporated by reference to Exhibit
                  4.7 to our Registration Statement on Form S-8 (file no. 333-37873).

         4.6 Certificate of Amendment to the Articles of Incorporation, dated March 12, 1999, incorporated by reference to Exhibit 4.8 to our Registration Statement on Form S-8 (file no. 333-79821).







                               Page 3 of 35 Pages

         4.7 Certificate of Correction to the Articles of Incorporation, dated May 9, 2000, incorporated by reference to Exhibit 3.7 to our Annual Report on Form 10-K for the fiscal year ended March 31, 2000.

         4.8 Certificate of Designation of Series A Junior Participating Preferred Stock of Compuware Corporation, incorporated by reference to Exhibit A to the Rights Agreement, dated as of October 25, 2000, between Compuware Corporation and Equiserve Trust Company, N.A., as Rights Agent, filed as Exhibit 1 to our Registration Statement on Form 8-A (file no. 0-20900) filed with the Securities and Exchange Commission on October 26, 2000.

         4.9 Restated Bylaws of Compuware Corporation, as amended, incorporated by reference to Exhibit. 3.4 to our Registrant's Registration Statement on Form S-1 (file no. 33-53652).

         4.10     Compuware Corporation 2001 Employee Stock Purchase Plan.

         4.11 Compuware Corporation 2001 International Employee Stock Purchase Plan.

         5.1      Opinion of Honigman Miller Schwartz and Cohn LLP.

         23.1     Consent of Deloitte & Touche LLP.

         23.2 Consent of Honigman Miller Schwartz and Cohn LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

         24.1 Powers of Attorney (included after the signature of the Registrant contained on page 7 of this Registration Statement).

ITEM 9.           UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any




                               Page 4 of 35 Pages
                           deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           Provided, however, that paragraphs (a)(1)(i) and
                  (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy




                               Page 5 of 35 Pages
as expressed in the Securities Act of 1833 and will be governed by the final adjudication of such issue.

                                     EXPERTS

         The financial statements and the related financial statement schedule incorporated in this registration statement and in the prospectus related to this registration statement by reference from our Annual Report on Form 10-K for the fiscal year ended March 31, 2001 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated in this registration statement and such prospectus by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.









                               Page 6 of 35 Pages

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Farmington Hills, State of Michigan, on August 31, 2001.

                                            COMPUWARE CORPORATION


                                            By:     /s/ Joseph A. Nathan
                                                 -------------------------------
                                                 Joseph A. Nathan
                                                 Its:  President

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of COMPUWARE CORPORATION, a Michigan corporation (the "Company"), hereby constitutes and appoints Joseph A. Nathan and Peter Karmanos, Jr., and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, each with the power of substitution for him in any and all capacities, with full power and authority in said attorneys-in-fact and agents and in any one or more of them, to sign, execute and affix his seal thereto and file the proposed registration statement on Form S-8 to be filed by the Company under the Securities Act of 1933, as amended, which registration statement relates to the registration and issuance of the Company's common shares, par value $0.01 a share, pursuant to the Compuware Corporation 2001 Employee Stock Purchase Plan and the Compuware Corporation 2001 International Employee Stock Purchase Plan, and any of the documents relating to such registration statement; any and all amendments to such registration statement, including any amendment thereto changing the amount of securities for which registration is being sought, and any post-effective amendment, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority; granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.





                               Page 7 of 35 Pages

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

              Signature                                         Title                               Date
              ---------                                         -----                               ----
        /s/ Peter Karmanos, Jr.                       Chairman of the Board and                August 31, 2001
----------------------------------                     Chief Executive Officer
         Peter Karmanos, Jr.                        (Principal Executive Officer)


         /s/ Joseph A. Nathan                    President, Chief Operating Officer            August 31, 2001
----------------------------------                         and a Director
          Joseph A. Nathan


         /s/ Laura L. Fournier                 Senior Vice President, Chief Financial          August 31, 2001
----------------------------------                      Officer and Treasurer
          Laura L. Fournier                  (Principal Financial and Accounting Officer)


       /s/ Elizabeth A. Chappell                              Director                         August 31, 2001
----------------------------------
        Elizabeth A. Chappell


       /s/ Elaine K. Didier                                   Director                         August 31, 2001
----------------------------------
          Elaine K. Didier


      /s/ Bernard M. Goldsmith                                Director                         August 31, 2001
----------------------------------
        Bernard M. Goldsmith


      /s/ William O. Grabe                                    Director                         August 31, 2001
----------------------------------
          William O. Grabe


      /s/ William R. Halling                                  Director                         August 31, 2001
----------------------------------
         William R. Halling


      /s/ W. James Prowse                                     Director                         August 31, 2001
----------------------------------
           W. James Prowse


      /s/ G. Scott Romney                                     Director                         August 31, 2001
----------------------------------
           G. Scott Romney


      /s/ Thomas Thewes                               Vice Chairman of the Board               August 31, 2001
----------------------------------
            Thomas Thewes


      /s/ Lowell P. Weicker, Jr.                              Director                         August 31, 2001
----------------------------------
       Lowell P. Weicker, Jr.






                               Page 8 of 35 Pages

                               INDEX TO EXHIBITS

    Exhibit
    Number                                             Description                                            Page
    ------                                             -----------                                            ----

     4.1         Restated Articles of Incorporation of Compuware  Corporation,  as amended,  incorporated       N/A
                 by reference to Exhibit 3.1 to our Registration  Statement on Form S-1, as amended (file
                 no. 33-53652).
     4.2         Certificate  of  Amendment  to the  Articles of  Incorporation,  dated  April 28,  1994,       N/A
                 incorporated by reference to Exhibit 3.2 to our Registration  Statement on Form S-4,  as
                 amended (file no. 33-78822).
     4.3         Certificate  of  Correction  to  the  Articles  of  Incorporation,  dated  May 9,  1994,       N/A
                 incorporated by reference to Exhibit 3.3 to our Registration  Statement on Form S-4,  as
                 amended (file no. 33-78822).
     4.4         Certificate of Amendment to the Articles of Incorporation, dated April 3, 1997, N/A incorporated by reference to Exhibit 3.5 to our Annual Report on Form 10-K for the
                 fiscal year ended March 31, 1997.
     4.5         Certificate  of Amendment to the Articles of  Incorporation,  dated  September 2,  1997,       N/A
                 incorporated  by  reference  to Exhibit 4.7 to our  Registration  Statement  on Form S-8
                 (file no. 333-37873).
     4.6         Certificate  of  Amendment  to the  Articles of  Incorporation,  dated  March 12,  1999,       N/A
                 incorporated  by  reference  to Exhibit 4.8 to our  Registration  Statement  on Form S-8
                 (file no. 333-79821).
     4.7         Certificate of Correction to the Articles of Incorporation, dated May 9, 2000,                 N/A
                 incorporated by reference to Exhibit 3.7 to our Annual Report on Form 10-K for the fiscal year ended March 31, 2000.
     4.8         Certificate of Designation of Series A Junior Participating Preferred Stock of                 N/A
                 Compuware Corporation, incorporated by reference to Exhibit A to the Rights Agreement, dated as of October 25, 2000, between Compuware Corporation and Equiserve Trust Company,
                 N.A., as Rights Agent, filed as Exhibit 1 to our Registration Statement on Form 8-A (file
                 no. 0-20900) filed with the Securities and Exchange Commission on October 26, 2000.
     4.9         Restated  Bylaws of  Compuware  Corporation,  as amended,  incorporated  by reference to       N/A
                 Exhibit. 3.4 to our Registrant's Registration Statement on Form S-1 (file no. 33-53652).
     4.10        Compuware Corporation 2001 Employee Stock Purchase Plan.                                        10
     4.11        Compuware Corporation 2001 International Employee Stock Purchase Plan.                          22
     5.1         Opinion of Honigman Miller Schwartz and Cohn LLP.                                               34
    23.1         Consent of Deloitte & Touche LLP.                                                               35
    23.2         Consent of Honigman  Miller  Schwartz  and Cohn LLP  (included  in the opinion  filed as        34
                 Exhibit 5.1 to this Registration Statement).
    24.1         Powers of Attorney  (included after the signature of the Registrant  contained on page 7         7
                 of this Registration Statement).







                               Page 9 of 35 Pages